Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Amendment No. 1 to the Registration Statement on Form S-4 of Dollarama Group Holdings L.P. and Dollarama Group Holdings Corporation of our report dated May 2, 2007 relating to the consolidated financial statements of Dollarama Holdings L.P. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Montréal, Canada

September 5, 2007